                                                                    EXHIBIT 23.4


                                    Consent


We consent to the reference to our firm and to the summary of our opinion under the caption "Certain Tax Considerations Under the Laws of Switzerland" and to the inclusion of our opinion dated August 7, 2000 as an exhibit to the Registration Statement (Form F-1 No. 333-xxxxx) and related Prospectus of UBS AG for the registration of Noncumulative Trust Preferred Securities.


                                   ATAG Ernst & Young AG


                                   /s/ Alfred Preisig
                                   -------------------------------
                                   Partner tax


                                   /s/ Rosmarie Knecht
                                   -------------------------------
                                   Senior manager tax


Zurich, Switzerland
29 September 2000